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                                                                       EXHIBIT 5


                                [LCM LETTERHEAD]



                                October 31, 2002

First Shares Bancorp, Inc.
996 South State Road 135
Greenwood, Indiana 46143

Gentlemen:

         We have represented First Shares Bancorp, Inc. (the "COMPANY"), in connection with the offering and sale of up to 120,000 of its outstanding common shares, $0.01 par value, owned by the Hershell M. Baker and Pauline R. Baker Family Trust dated 3/16/94 (the "SHARES"), pursuant to a Registration Statement on Form SB-2 (the "REGISTRATION STATEMENT"), originally filed with the Securities and Exchange Commission (the "COMMISSION") under Regulation S-B on October 1, 2002, as amended by pre-effective Amendment No. 1 filed with the Commission on October 31, 2002.

         We have reviewed and relied upon the following information and documents: (i) minutes of the Board of Directors of First State Bank dated February 21, 1991, authorizing the formation of the bank holding company, the Plan of Exchange required to accomplish such formation and the calling of a special shareholders meeting, (ii) minutes of the Board of Directors of First State Bank dated May 30, 1991, approving the formation of the holding company,
(iii) the minutes of the organizational meeting of the Board of Directors of Morgan Interim Bank dated October 17, 1991, authorizing the organization of Morgan Interim Bank, the merger of Morgan Interim Bank with First State Bank and a subsequent share exchange between the surviving bank and the Company, (iv) the undated Unanimous Written Consent of First State Bank as the sole shareholder of Morgan Interim Bank approving the merger and share exchange, (v) the Plan and Agreement of Merger and Exchange dated May 30, 1991, (vi) the Articles of Merger of First State Bank into Morgan Interim Bank dated November 12, 1992, (vii) the Unanimous Written Consent of the Board of Directors of the Company dated December 20, 1994 approving the share exchange between the Company and First State Bank and authorizing the issuance of the common shares of the Company in the exchange, (viii) the Articles of Exchange between the Company and First State Bank effective as of March 31, 1995, (ix) the Certificate of Exchange issued by the Indiana Secretary of State dated March 31, 1995, and (x) a certificate from the Secretary of the Corporation regarding the Shares and the formation of the Company. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

         We have made such examination of the laws of the State of Indiana as we deem necessary and appropriate for the purposes of the delivery of the opinions expressed herein. The opinions set forth herein are limited to the laws of the State of Indiana as currently in effect. No opinion is expressed as to the laws of any other jurisdiction or the effect that the laws of any other jurisdiction might have on the subject matter of the opinions expressed herein under conflict of law principles or otherwise.





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First Shares Bancorp, Inc.
October 31, 2002
Page 2




         Based solely upon our review of the documents referenced above and subject to the qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

         This opinion letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                            Very truly yours,

                                            Leagre Chandler & Millard LLP